      As filed with the Securities and Exchange Commission on July 13, 2000
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   UPROAR INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                       133919458
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                              240 West 35th Street
                            New York, New York 10001
               (Address of principal executive offices) (Zip Code)

                      UPROAR INC. 2000 STOCK INCENTIVE PLAN
     OPTIONS GRANTED TO CERTAIN INDIVIDUALS PURSUANT TO WRITTEN COMPENSATION AGREEMENTS PRIZEPOINT ENTERTAINMENT CORPORATION 1998 STOCK OPTION PLAN
                           (Full title of the Plan(s))

                         ------------------------------

                                 Kenneth D. Cron
                Chairman of the Board and Chief Executive Officer
                                   Uproar Inc.
                              240 West 35th Street
                            New York, New York 10001
                     (Name and address of agent for service)
                                 (212) 714-9500
          (Telephone Number, including area code, of agent for service)

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                        Amount to be           Proposed Maximum            Proposed Maximum            Amount of
Title of Securities to be Registered    Registered(1)      Offering Price per Share    Aggregate Offering Price     Registration Fee
------------------------------------    -------------      ------------------------    ------------------------     ----------------
Uproar Inc. 2000 Stock
Incentive Plan
Common Stock, $0.001 par value          6,750,000 shares          $5.31 (2)                  $35,842,500(2)              $9,462.42

Options Granted to Certain
Individuals Pursuant to Written
Compensation Agreements (3)
Common Stock, $0.001 par value            642,880 shares          $2.21 (4)                $1,420,764.80(4)                $375.08

PrizePoint Entertainment Corporation
1998 Stock Option Plan
Common Stock, $ 0.001 par value           107,960 shares           $.07 (4)                    $7,557.20(4)                  $2.00
                                      ----------------------------------------------------------------------------------------------

                                        7,500,840 shares                               Aggregate Registration Fee        $9,839.50
====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Uproar Inc. 2000 Stock Incentive Plan, the options granted to certain individuals (see footnote 3) and the Prizepoint Entertainment Corporation 1998 Stock Option Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the Registrant's Common Stock on July 7, 2000, as reported by the Nasdaq National Market.

(3) The following individuals were granted options pursuant to a compensation agreement outside of the Uproar Inc. 2000 Stock Incentive Plan: Thompson Barnhardt (29,000), David Becker (240,000), Vincent Bonney (4,000), Szilvia Csorba (4,000), Paul DeBraccio (52,080), Andrea DiCastro (3,000), Stephen Duzs (50,000), Esther Dyson (32,000), Sean Ellis (20,000), Timothy Ewing (50,000), Ivan Farkas (1,600), Timothy Guest (2,000), Thomas Hardart (20,000), Greg Horowitz (1,400), Gabor Kertai (4,000), Christina Koukkos (2,000), Tamas Kovacs (2,000), Wai Lee (2,080), Gabor Legrady (2,000), David Lumerman (2,000), Neil Marchant (4,400), Suzanne McNamee (4,000), Agnes Mezo (1,000), Stephen Sabo (2,000), Michael Simon (82,000), Franciska Sitkey (1,600), Tamas Temesi (4,000), Gabor Tokaji (2,000), Ferenczi Vantulekne
    (800), Joel Wilhite (12,000), Brian Willis (4,000) and Brian Willis (4,000).

(4) Calculated solely for the purposes of this offering under Rule 457 (h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         Uproar Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registrant's Registration Statement No. 333-93315 on Form S-1, in which there is set forth the audited financial statements for the Registrant's fiscal year ended December 31, 1999;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2000, filed with the Commission on May 12, 2000;

     (c) The Registrant's Registration Statement No. 000-29971 on Form 8-A12G filed with the Commission on March 16, 2000, pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

                  Not applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         The Registrant's certificate of incorporation provides that, except to the extent prohibited by the Delaware General Corporation Law, or DGCL, the directors shall not be personally liable to the Registrant's stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or which involves intentional misconduct, or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

         Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director:

         (1) for any breach of the director's duty of loyalty to the corporation or its stockholders;

         (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         (3) arising under Section 174 of the DGCL; or

         (4) for any transaction from which the director derived an improper personal benefit.

         The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the Registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

         The Registrant's bylaws permit them to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions, regardless of whether the DGCL would permit indemnification. The Registrant has obtained liability insurance for their officers and directors.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

                  Not applicable.

Item 8.  Exhibits
         --------

  Exhibit Number     Exhibit
  --------------     -------
        4            Instruments   Defining  the  Rights  of   Stockholders.   Reference  is  made  to   Registrant's
                     Registration  Statement No. 000-29971 on Form 8-A12G,  together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.
        5            Opinion and consent of Brobeck, Phleger & Harrison LLP.
       23.1(a)       Consent of KPMG LLP, Independent Accountants.
       23.1(b)       Consent of KPMG Hungary KFT, Independent Accountants.
       23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
       24            Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
       99.1          Uproar Inc. 2000 Stock Incentive Plan.
       99.2          Form of Notice of Grant for Options Granted to Certain Individuals.
       99.3          Form of Share Option Agreement for Options Granted to Certain Individuals.
       99.4          Form of Written Compensation Agreement.
       99.5          PrizePoint Entertainment Corporation 1998 Stock Option Plan.
       99.6          Form of Stock Option Agreement for PrizePoint Entertainment Corporation.
       99.7          Form of Option Assumption Agreement.

Item 9.  Undertakings
         ------------

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2000 Stock Incentive Plan, at the termination of the options granted to the specified individuals, or at the termination of the PrizePoint Entertainment Corporation 1998 Stock Option Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this thirteenth day of July, 2000.

                                       Uproar Inc.



                                       By:  /s/  Kenneth D. Cron
                                           -------------------------------------
                                           Kenneth D. Cron
                                           Chairman of the Board and Chief
                                           Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of Uproar Inc., a Delaware corporation, do hereby constitute and appoint Kenneth D. Cron, Chairman of the Board and Chief Executive Officer and Christopher R. Hassett, President and Chief Operating Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              Signature                                        Title                              Date
------------------------------------      ------------------------------------------------    -------------
/s/ Kenneth D. Cron                       Chairman  of the  Board of  Directors  and Chief    July 13, 2000
------------------------------------      Executive Officer (Principal Executive Officer)
Kenneth D. Cron

/s/ Joel E. Wilhite                       Chief  Financial  Officer  (Principal  Financial    July 13, 2000
------------------------------------      and Accounting Officer)
Joel E. Wilhite




              Signature                                        Title                              Date
------------------------------------      ------------------------------------------------    -------------

/s/ Christopher R. Hassett                President, Chief Operating Officer and Director     July 13, 2000
------------------------------------
Christopher R. Hassett

/s/ Michael K. Simon                      Executive Vice President and Director               July 13, 2000
------------------------------------
Michael K. Simon

/s/ Thompson B. Barnhardt                 Director                                            July 11, 2000
------------------------------------
Thompson B. Barnhardt

                                          Director
------------------------------------
Thomas E. Dooley

                                          Director
------------------------------------
Esther Dyson

                                          Director
------------------------------------
James J. Geddes

/s/ Catherine V. Mackay                   Director                                            July 13, 2000
------------------------------------
Catherine V. Mackay


                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                                   UPROAR INC.

                                  EXHIBIT INDEX


  Exhibit Number     Exhibit
  --------------     -------
        4            Instruments   Defining  the  Rights  of   Stockholders.   Reference  is  made  to   Registrant's
                     Registration  Statement No. 000-29971 on Form 8-A12G,  together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.
        5            Opinion and consent of Brobeck, Phleger & Harrison LLP.
       23.1(a)       Consent of KPMG LLP, Independent Accountants.
       23.1(b)       Consent of KPMG Hungary KFT, Independent Accountants.
       23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
       24            Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
       99.1          Uproar Inc. 2000 Stock Incentive Plan.
       99.2          Form of Notice of Grant for Options Granted to Certain Individuals.
       99.3          Form of Share Option Agreement for Options Granted to Certain Individuals.
       99.4          Form of Written Compensation Agreement.
       99.5          PrizePoint Entertainment Corporation 1998 Stock Option Plan.
       99.6          Form of Stock Option Agreement for PrizePoint Entertainment Corporation.
       99.7          Form of Stock Option Assumption Agreement.
